Exhibit 3.2

BYLAWS OF

WESTWAY GROUP, INC.

a Delaware corporation

ARTICLE I

OFFICE AND RECORDS

Delaware Office

1.1	The Corporation shall have and maintain a registered office in the State of Delaware as required by law. The name and address of its registered agent in the State of Delaware is set forth in the Certificate of Incorporation of the Corporation (the Certificate of Incorporation).

Other Offices

1.2	The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the Board of Directors) may designate or as the business of the Corporation may from time to time require.

Books and Records

1.3	The books and records of the Corporation may be kept at the Corporation’s principal executive offices or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Annual Meeting

2.1	The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before it shall be held on such date, at such time and at such place, either within or without the State of Delaware, as may be fixed by the Board of Directors and set forth in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the DGCL).

Special Meetings

2.2

Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors or upon receipt of a written request to do so, specifying the matter or matters appropriate for action at such meeting, signed by holders of record of a majority of shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the date such request is received and the record date were the close of business on the preceding day. The Board of Directors may designate the place of meeting for any special meeting of the stockholders, and if no such designation is made, the place of meeting shall be the principal executive office of the Corporation.

Notice of Meetings

2.3	Whenever stockholders are required or permitted to take any action at a meeting, unless otherwise provided in Section 2.7 of these Bylaws, a written notice of the meeting shall be given which shall state the place (if any), date and hour of the meeting, the means of communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors, except that a meeting requested by the holders of record of shares of stock pursuant to Section 2.2 of these Bylaws may be postponed only by the holders of record that requested the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Quorum

2.4	Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the Voting Stock), either present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of these Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Voting

2.5

Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote for the election of directors. In all matters other than the election of directors, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Unless otherwise provided in the Certificate of Incorporation, the vote for directors shall be by written ballot; provided that the Board of Directors may authorize that such requirement of a written ballot may be satisfied by a ballot submitted by electronic transmission in accordance with the requirements of Section 211(e) of the DGCL. Otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Proxies

2.6	Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative at or before the time of the meeting.

Stockholder Action by Written Consent

2.7	Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, by a consent or consents as permitted by Section 228 of the DGCL and delivered to the Corporation as required by Section 228(a) of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Secretary of the Corporation to those stockholders who have not consented in writing and who are entitled to receive the same under Section 228(e) of the DGCL.

Fixing of Record Date

2.8	The Board of Directors, by resolution, may fix a date for determining the stockholders of record, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

(a)	The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)	The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

(i)	if no prior action by the Board of Directors is required under the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to the requirements of Section 2.7 of these Bylaws; and

(ii)	if prior action by the Board of Directors is required under the DGCL, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

(c)	The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

ARTICLE III

DIRECTORS

Number and Qualifications

3.1	The entire Board of Directors shall consist of 2 (two) persons. The directors need not be stockholders of the Corporation. The number of directors may be changed by an amendment to these Bylaws.

Manner of Election

3.2	The directors shall be elected as provided in Section 2.5 of these Bylaws.

Term of Office

3.3	The term of office of each director shall be until the next annual meeting of the stockholders and until such director’s successor has been duly elected and has qualified or until such director’s earlier death, resignation or removal.

Duties and Powers; Committees

3.4

The Board of Directors shall have control and management of the affairs and business of the Corporation. The directors may adopt such rules and regulations for the conduct of their meetings, for the conduct of stockholder meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws. The Board of Directors may designate one or more committees of the Board of Directors as the Board of Directors may determine, each committee to consist of one or more of the directors of the Corporation and to have such powers, authority and duties as shall from time to time be prescribed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Meetings

3.5	The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the stockholders, and other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine.

The Chairman of the Board may, at any time and from time to time call a special meeting of the Board of Directors. At the written request of any two directors, the Chairman of the Board must call a special meeting of the Board of Directors to be held not more than seven days after receipt of such request.

Notice of Meetings

3.6	No notice need be given of any regular meeting of the Board of Directors. Notice of special meetings shall be given to each director in person or by mail addressed to him at his last-known post office address, or by other means, at least two business days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. Subject to Section 229 of the DGCL, at any meeting at which all of the directors shall be present, although held without notice, any business may transacted which might have been transacted if the meeting had been duly called.

Place of Meeting

3.7	The Board of Directors may hold its meetings either within or without the State of Delaware, at such place as may be designated in the notice of any such meeting and, in the absence of such designation, such meeting shall be held at the principal executive offices of the Corporation.

Quorum

3.8	At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business. Should a quorum not be present, a lesser number may adjourn the meeting to some future time.

Voting

3.9	At all meetings of the Board of Directors or any committee thereof, each director shall have one vote and the act of a majority present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee.

Action Without a Meeting

3.10	Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors or all of the members of such committee, as the case may be, consent thereto in the manner provided in Section 141(f) of the DGCL, and such consent is filed with the minutes of proceedings of the Board of Directors or committee as required or permitted by Section 141(f) of the DGCL.

Compensation

3.11	Each director shall be entitled to receive for attendance at each meeting of the Board of Directors or of any duly constituted committee thereof such compensation and/or expense reimbursement as is determined by the Board of Directors.

Vacancies

3.12	Any vacancy occurring in the Board of Directors, whether by death, resignation or otherwise (including any newly created directorship), may be filled by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) shall become effective. The director thus chosen shall hold office for the unexpired term of such director’s predecessor, if any, and until the election and qualification of such director’s successor or until such director’s earlier death, resignation or removal.

Removal of Directors

3.13	Any director may be removed either with or without cause, at any time, by a vote of the stockholders holding a majority of the voting power of the Voting Stock, at any special meeting called for that purpose, or at the annual meeting.

Resignation

3.14	Any director may resign at any time, such resignation to be made in writing. Any such resignation shall take effect immediately, unless the resignation is stated to be effective at a future date.

ARTICLE IV

OFFICERS

Officers and Qualifications

4.1	The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. Any number of offices, except the offices of President and Secretary, may be held by the same person.

Election

4.2	All officers of the Corporation shall be chosen by the Board of Directors at its meeting held immediately after the annual meeting of stockholders.

Term of Office

4.3	Each officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal.

Resignation

4.4	Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal of Officers

4.5	Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

Duties of Officers

4.6	The duties, powers and authority of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors, subject always to the direction of the Board of Directors:

Chairman of the Board

(a)	The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the stockholders, and shall cause to be called regular and special meetings of the stockholders and directors in accordance with the requirements of the DGCL and of these Bylaws.

Chief Executive Officer

(b)	Subject to such duties and powers, if any, as may be given by the Board of Directors to the Chairman of the Board:

(i)	The Chief Executive Officer shall be the chief executive officer of the Corporation.

(ii)	The Chief Executive Officer shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the Corporation.

(iii)	The Chief Executive Officer shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

(iv)	The Chief Executive Officer shall enforce these Bylaws and perform all duties incident to such office and which are required by law, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, generally, shall supervise and control the business and affairs of the Corporation.

(v)	The Chief Executive Officer shall have the power and authority to execute and deliver in the name and on behalf of the Corporation any and all duly authorized agreements, documents and instruments.

President

(c)	Subject to such duties and powers, if any, as may be given by the Board of Directors to the Chairman of the Board and to the Chief Executive Officer of the Corporation:

(i)	The President shall be the chief administrative officer of the Corporation.

(ii)	The President shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

(iii)	The President shall enforce these Bylaws and perform all duties incident to such office and which are required by law, and, generally, shall supervise and control the business and affairs of the Corporation.

(iv)	The President shall have the power and authority to execute and deliver in the name and on behalf of the Corporation any and all duly authorized agreements, documents and instruments.

Vice President

(d)	During the absence or incapacity of the President, the Vice President shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board of Directors may prescribe. In the event that there is more than one Vice President, the Vice Presidents shall fulfill the duties of the President in order of seniority of election.

Secretary

(e)	(i)	The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

	(ii)	The Secretary shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the stockholders of the Corporation.

	(iii)	The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to corporate papers when required.

	(iv)	The Secretary shall keep at the principal executive offices of the Corporation a book or record continuing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book or record and the minutes of the proceedings of its stockholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records.

(v)	The Secretary shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary.

(vi)	The Secretary shall perform all other duties incident to the office of Secretary of the Corporation.

Treasurer

(f)	(i)	The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

	(ii)	The Treasurer shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

	(iii)	The Treasurer shall keep at the principal executive offices of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon proper application at the office of the Corporation during business hours.

	(iv)	The Treasurer shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required, and shall make a full financial report at the annual meeting of the stockholders.

	(v)	The Treasurer shall perform all other duties incident to the office of Treasurer of the Corporation.

Other Officers

(g)	Other officers shall perform such duties and have such powers and authority as may be assigned to them by the Board of Directors.

Vacancies

4.7	All vacancies in any office may be filled by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Compensation of Officers

4.8	The officers shall receive such salary or other compensation as may be fixed by the Board of Directors.

ARTICLE V

SEAL

5.1	The seal of the Corporation shall be in a form approved by the Board of Directors.

ARTICLE VI

SHARES

Certificates

6.1	The shares of the Corporation shall be represented by certificates in a form approved by the Board of Directors and signed by the President or the Vice President, and by the Secretary or an Assistance Secretary, or the Treasurer or an Assistant Treasurer. The certificates shall be numbered consecutively and in the order in which they are issued (commencing with the number “1”); they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the share(s) represented by each such certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder’s name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value; and may also bear other wording or legends relating to the ownership, issuance and transferability of the shares represented thereby. Any or all of the signatures on any such certificate may be a facsimile.

Subscriptions

6.2	Subscriptions to or purchases of the shares of stock of the Corporation shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the Corporation in the manner prescribed by the DGCL.

Transfer of Shares

6.3	The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the holder of record, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

Return Certificates

6.4	All certificates for shares returned to the Corporation for transfer shall be marked by the Secretary “CANCELLED,” with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

Holder of Record

6.5	Before due presentment for registration of transfer of a certificate for shares in registered form or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the holder of record as the person exclusively entitled to vote, receive notifications and otherwise entitled to all the rights and powers of an owner, notwithstanding any notice to the contrary.

Lost, Destroyed, Mutilated or Stolen Certificates

6.6	The Corporation may issue a new certificate (or treat as uncertificated share(s)) in place of any certificate theretofore issued by it, alleged to have been lost, stolen, destroyed or mutilated, if the holder of record of such certificate or such holder’s legal representative (i) submits a written request for the replacement of the certificate, together with such evidence as the Board of Directors may deem satisfactory of such loss, theft, destruction or mutilation of the certificate and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a protected purchaser, (ii) if required by the Board of Directors, files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, destruction or mutilation of such certificate or the issuance of any such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

ARTICLE VII

DIVIDENDS

Declaration of Dividends

7.1	The Board of Directors at any regular or special meeting may declare dividends payable out of legally available funds of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividend may be paid in cash, property, or shares of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Right to Indemnification

8.1

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a Proceeding) by reason of the fact that such person, or any other person for whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (an Indemnitee), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee if such Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful. The Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors. The indemnification provided in this Section 8.1 and the advancement of expenses provided in Section 8.2 of these Bylaws shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to an Indemnitee who has ceased to be a director, officer, employee or agent as aforesaid and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee. Any indemnification under this Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in this Section. Such determination shall be made, with respect to an Indemnitee who is a director or officer at the time of such determination, (1) by majority vote of the directors who are not party to such Proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Advancement of Expenses

8.2	The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding referred to in Section 8.1 of these Bylaws in advance of its final disposition; provided that the payment of expenses incurred by an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be Indemnified under this Article or otherwise.

Claims

8.3	If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty (60) days after a written claim therefore by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or advancement of expenses.

Non-exclusivity of Rights

8.4	The rights conferred on any Indemnitee by this Article shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Other Indemnification

8.5

The Corporation’s obligation, if any, to indemnify any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such

Indemnitee may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Amendment or Repeal

8.6	Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

Manner of Amending

9.1	The Bylaws may be altered, amended or repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board, or any unanimous written consent in lieu thereof taken in accordance with Section 3.10 of these Bylaws and Section 141(f) of the DGCL. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the stockholders.

ARTICLE X

MISCELLANEOUS

Waiver of Notice

10.1	Whenever notice is required to be given by the Certificate of Incorporation, these Bylaws or any provision of the DGCL, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time required for such notice, shall be deemed to be equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any such written waiver of notice or any waiver by electronic transmission.

Fiscal Year

10.2	The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

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